EXHIBIT 21.01

                 SILICON VALLEY RESEARCH, INC. AND SUBSIDIARIES

                          SUBSIDIARY OF THE REGISTRANT

                                 March 31, 2002



                                                                 Percentages

                                            Organized Under        of Voting

                                                Laws of         Securities Owned
                                                -------         ----------------

Silicon Valley Research, Inc. (Registrant)     California            ---



      Subsidiary:
      ----------

Quality I.C. Corporation                        Texas                 100%







                   All of the above subsidiary is included in

       Silicon Valley Research, Inc.'s Consolidated Financial Statements.



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